UNITED STATES TRUST COMPANY             114 WEST 47TH STREET
OF NEW YORK                             NEW YORK, NY 10036-1532
                                        TELEPHONE: 212 852-1000





U.S. TRUST

September 2, 1999


Jonathan Gottlieb
PaineWebber Incorporated
1285 Avenue of the Americas
New York NY  10019

Re: Corporate Asset-Backed Corporation (J C Penney Debentures) Trust

Dear Jonathan:

On September 1, 1999 United States Trust Company of New York, as Trustee of the above referenced trust, received $2,007,281.25 representing interest on $52,650,000 of J C Penney 7.625% Debentures. This interest was disbursed as follows:

To the Trust Certificate Holders:  $1,739,648.74

To the Depositor:                  $267,637.50

The payment to the Depositor is defined in the Trust Agreement as the Retained Amount. If you have any questions, please call me at 212-852-1622.


Sincerely,


/s/ Millie Cicero
----------------------

Millie Cicero
Assistant Secretary

                                CASH TRANSACTIONS


                                      CABCO TR FOR J.C. PENNEY


September 1, 1999                     Receipt of Interest on
                                      J.C. Penney 7.625%                             $2,007,281.24

September 1, 1999                     Funds Disbursed to
                                      Holders of CABCO
                                      Trust Certificates                             $1,739,643

September 1, 1999                     Funds Disbursed to the Depositor               $267,637.50